EXHIBIT 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Community First Bankshares, Inc. of our report dated January 20, 2000, included in the 1999 Annual Report to Shareholders of Community First Bankshares, Inc.

    We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Community First Bankshares, Inc. of our report dated January 20, 2000, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.

Form	Registration Statement No.	Purpose
S-8	33-44921	1987 Stock Option Plan
S-8	33-48160	401(k) Retirement Plan
S-8	333-52071	1996 Stock Option and 401(k) Plans
S-8	333-74909	Board of Directors Deferred Compensation Plan and Supplemental Executive Retirement Plan
S-3	333-37527	Registration of $150,000,000 of Common Stock, Preferred Stock and Debt Securities
S-4	333-40071	Shelf registration of 4,438,207 shares of Common Stock
S-4	333-49367	Shelf registration of 7,000,000 shares of Common Stock

                      /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 21, 2000